UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2024, Kinsey Wolf was appointed to serve as Senior Vice President, Controller and Chief Accounting Officer of Hyatt Hotels Corporation (the “Company”), effective immediately. In this capacity, Ms. Wolf will also serve as the Company’s principal accounting officer, effective as of August 15, 2024. Upon Ms. Wolf’s appointment as principal accounting officer, Joan Bottarini, the Company’s Executive Vice President, Chief Financial Officer, shall remain as the Company’s chief financial officer and principal financial officer and will no longer serve as the Company’s principal accounting officer as of August 15, 2024.

Ms. Wolf, age 43, has served as Vice President, Americas Finance of the Company since August 2023. Prior to that position, Ms. Wolf served as Vice President, SEC and Financial Reporting of the Company from March 2020 to August 2023 and as Head of Financial Integration of the Company from November 2018 to March 2020. Prior to her roles at the Company, Ms. Wolf served as an Audit and Assurance Manager at Ernst & Young. Ms. Wolf holds a B.S. in Business Administration and a M.S. in Accounting from University of Wisconsin – Madison.

There is no arrangement or understanding between Ms. Wolf and any other person pursuant to which Ms. Wolf was selected as an officer, no family relationships between Ms. Wolf and any director or other executive officer of the Company, and no transactions involving Ms. Wolf or a member of her immediate family that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: August 15, 2024	By:	/s/ Margaret C. Egan
		Name:	Margaret C. Egan
		Title:	Executive Vice President, General Counsel and Secretary